Exhibit 99.1

FlexShopper, Inc. Reports Third Quarter 2021 Financial Results

Q3 2021 Net Revenues Up 25.6% to $30.9 million; Net Income of $1.7 million; EPS of $0.05

BOCA RATON, Fla., November 15, 2021 (GLOBE NEWSWIRE) -- FlexShopper, Inc. (Nasdaq:FPAY) (“FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, today announced its financial results for the quarter ended September 30, 2021, highlighted by a significant improvement in bottom-line profitability.

Results for Third Quarter Ended September 30, 2021 vs. Third Quarter Ended September 30, 2020:

●	Total net revenues and fees increased 25.6% to $30.9 million from $24.6 million

●	Originated 30,407 gross leases, down 35.7% from 47,317; average origination value increased to $522 from $480

●	Gross lease originations decreased $6.7 million, or 29.8%, to $15.9 million from $22.6 million

●	Gross profit increased 42.3% to $12.7 million from $8.9 million

●	Net income increased to $1.7 million compared with net income of $0.3 million

●	Net income attributable to common stockholders of $1.1 million, or $0.05 per diluted share, compared to net loss attributable to common stockholders of $(0.3) million, or $(0.02) per diluted share

●	Adjusted EBITDA[1] increased to $4.8 million compared to $2.1 million

●	Lease merchandise, net improved to $33.3 million from $30.7 million

 ¹Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Non-GAAP Measures”.

Third Quarter 2021 Highlights and Recent Developments

●	Gross margin expanded to 41%, compared with 36% in the year-ago period. Gross margin expansion resulted from the combination of growth in gross billings while the associated costs, including depreciation and impairment, grew at a slower rate.

●	Retail partner rollout programs continued to be impacted by COVID-19. A significant number of partner retail storefronts are operated by a low number of staff, often less than five people. As a result, employee sick days due to COVID-19 have resulted in reduced operating hours or temporary store closures, limiting location activity and thereby limiting lease originations for FlexShopper. As COVID-19 rates continue to subside, the Company expects retail partner activity to increase.

●	Repeat customer trends continue to be favorable. During the third quarter, the Company originated $6.5 million from existing customers, representing approximately 41.3% of total gross lease originations. This compared with $8.6 million repeat customer leases in the third quarter of 2020, or 38.2% of total gross lease originations.

●	Pre-marketing EBITDA continues to demonstrate growth. Excluding marketing expense, which is the Company’s most significant variable expense category, pre-marketing EBTDA for Q3 was $6.6 million, up from $3.8 million in the year-ago quarter.

●	Net lease merchandise up compared with third quarter 2020 despite stimulus-driven headwinds. Representing the value of actual goods on which customers are due to make lease payments, Net Lease Merchandise improved to $33.3 million at September 30, 2021, compared with $30.7 million a year ago

Rich House, CEO, stated, “Despite the continued impact of stimulus on the consumer credit marketplace, we reported a solid third quarter with top line revenue growth and a nice increase in bottom-line profitability. A consistent theme many have heard us articulate with respect to our business is the fact that weekly payment activity provides us real-time visibility into market changes. We have recently observed falling pre-payment activity, which we think is indicative of a waning impact from stimulus programs. If this observation proves true, we expect to see increasing demand for rent to own and other consumer credit products among sub-prime consumers. Heading into the holiday shopping season we intend to ramp up our marketing spend as we normally do in support of our busiest quarter for originations.”

Mr. House continued, “We are also cautiously optimistic that COVID-19 is receding and that will allow our retail partners to resume normal operations. Our retail partner relationships are fully intact and we have been working to support them with our own sales support in the field. We recently signed an additional partner with whom we began a roll out a few days ago and look forward to our retail channel helping drive origination growth through the rest of 2021 and into 2022.”

Additionally, Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition of this measure under “Non-GAAP Measures.”

Conference Call Details

Date: November 16, 2021

Time: 9:00 a.m. Eastern Time

Participant Dial-In Numbers:

Domestic callers: (877) 407-3944

International callers: (412) 902-0038

Access by Webcast

The call will also be simultaneously webcast over the Internet via the “Investor” section of the Company’s website at www.flexshopper.com or by clicking on the conference call link:

https://78449.themediaframe.com/dataconf/productusers/fpay/mediaframe/46992/indexl.html. An audio replay of the call will be archived on the Company’s website.

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020

Revenues:
Lease revenues and fees, net	$29,134,709	$23,391,348	$88,876,167	$69,989,333
Lease merchandise sold	1,726,226	1,178,716	5,456,991	3,953,608
Total revenues	30,860,935	24,570,064	94,333,158	73,942,941

Costs and expenses:
Cost of lease revenues, consisting of depreciation and impairment of lease merchandise	16,936,374	14,886,798	56,001,355	46,982,002
Cost of lease merchandise sold	1,235,601	763,728	4,300,224	2,685,599
Marketing	1,824,402	1,650,717	5,571,237	3,619,911
Salaries and benefits	2,672,864	2,499,235	8,329,188	7,324,620
Operating expenses	4,325,825	3,528,890	13,654,038	10,037,743
Total costs and expenses	26,995,066	23,329,368	87,856,042	70,649,875

Operating income	3,865,869	1,240,696	6,477,116	3,293,066

Gain on extinguishment of debt	-	-	1,931,825	-
Interest expense including amortization of debt issuance costs	(1,233,617)	(951,336)	(3,855,014)	(3,214,083)
Income before income taxes	2,632,252	289,360	4,553,927	78,983
Provision for income taxes	(936,229)	-	(1,914,473)	-
Net income	1,696,023	289,360	2,639,454	78,983

Deemed dividend from exchange offer of warrants	-	-	-	713,212
Dividends on Series 2 Convertible Preferred Shares	609,777	609,772	1,829,322	1,829,217
Net income/(loss) attributable to common and Series 1 Convertible Preferred shareholders	$1,086,246	$(320,412)	$810,132	$(2,463,446)

Basic and diluted income/(loss) per common share:
Basic	$0.05	$(0.02)	$0.04	$(0.12)
Diluted	$0.05	$(0.02)	$0.03	$(0.12)

WEIGHTED AVERAGE COMMON SHARES:
Basic	21,608,878	21,358,141	21,603,209	20,872,940
Diluted	23,577,179	21,358,141	23,682,265	20,872,940

FLEXSHOPPER, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$3,147,926	$8,541,232
Accounts receivable, net	19,651,250	10,032,714
Prepaid expenses	1,118,140	869,081
Lease merchandise, net	33,332,854	42,822,340
Total current assets	57,250,170	62,265,367

PROPERTY AND EQUIPMENT, net	7,227,023	5,911,696

OTHER ASSETS, net	78,347	72,316
Total assets	$64,555,540	$68,249,379

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,344,185	$7,907,619
Accrued payroll and related taxes	629,876	352,102
Promissory notes to related parties, net of $2,546 at 2021 and net of $8,276 at 2020 of unamortized issuance costs, including accrued interest	4,802,650	4,815,546
Current portion of promissory note – Paycheck Protection Program, including accrued interest	-	1,184,952
Accrued expenses	3,446,104	2,646,800
Lease liability - current portion	164,274	160,726
Total current liabilities	12,387,089	17,067,745

Loan payable under credit agreement to beneficial shareholder, net of $419,307 at 2021 and $61,617 at 2020 of unamortized issuance costs and current portion	34,205,693	37,134,009
Promissory note – Paycheck Protection Program, net of current portion	-	741,787
Accrued payroll and related taxes net of current portion	204,437	204,437
Deferred income tax liability	700,199	-
Lease liabilities net of current portion	1,821,935	1,947,355
Total liabilities	49,319,353	57,095,333

STOCKHOLDERS’ EQUITY
Series 1 Convertible Preferred Stock, $0.001 par value - authorized 250,000 shares, issued and outstanding 170,332 shares at $5.00 stated value	851,660	851,660
Series 2 Convertible Preferred Stock, $0.001 par value - authorized 25,000 shares, issued and outstanding 21,952 shares at $1,000 stated value	21,952,000	21,952,000
Common stock, $0.0001 par value- authorized 40,000,000 shares, issued and outstanding 21,390,944 shares at 2021 and 21,359,945 shares at 2020	2,139	2,136
Additional paid in capital	38,286,010	36,843,326
Accumulated deficit	(45,855,622)	(48,495,076)
Total stockholders’ equity	15,236,187	11,154,046
	$64,555,540	$68,249,379

FLEXSHOPPER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended September 30, 2021 and 2020

(unaudited)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,639,454	$78,983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and impairment of lease merchandise	56,001,355	46,982,002
Other depreciation and amortization	2,032,811	1,655,407
Amortization of debt issuance costs	177,647	234,283
Compensation expense related to issuance of stock options and warrants	1,417,699	1,052,281
Provision for doubtful accounts	30,622,139	23,643,556
Interest in kind added to promissory notes balance	9,460	7,814
Deferred income tax	700,199	-
Gain on debt extinguishment	(1,931,825)	-
Changes in operating assets and liabilities:
Accounts receivable	(40,240,674)	(23,226,544)
Prepaid expenses and other	(248,203)	(120,482)
Lease merchandise	(46,511,869)	(46,577,002)
Security deposits	(8,338)	2,943
Lease Liabilities	(2,595)	-
Accounts payable	(4,563,434)	485,878
Accrued payroll and related taxes	277,774	62,108
Accrued expenses	788,228	273,903
Net cash provided by operating activities	1,159,828	4,555,130

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment, including capitalized software costs	(3,459,424)	(2,099,654)
Net cash used in investing activities	(3,459,424)	(2,099,654)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable under credit agreement	4,000,000	2,412,000
Repayment of loan payable under credit agreement	(6,575,000)	(7,023,250)
Debt issuance related costs	(529,608)	-
Proceeds from exercise of warrants	-	131,250
Proceeds from exercise of stock options	24,988	5,267
Proceeds from promissory notes, net of fees	-	1,914,100
Principal payment under finance lease obligation	(5,684)	(4,891)
Repayment of instalment loan	(8,406)	(8,405)
Net cash used in financing activities	(3,093,710)	(2,573,929)

DECREASE IN CASH	(5,393,306)	(118,453)

CASH, beginning of period	$8,541,232	$6,868,472

CASH, end of period	$3,147,926	$6,750,019

Supplemental cash flow information:
Interest paid	$3,702,949	$3,021,833
Deemed dividend from exchange offer of warrants	$-	$713,212
Conversion of preferred stock to common stock	$-	$4,295

Non-GAAP Measures

We regularly review a number of metrics, including the following key metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions.

Adjusted EBITDA represents net income before interest, stock-based compensation, taxes, depreciation (other than depreciation of leased inventory), amortization, and one-time or non-recurring items. We believe that Adjusted EBITDA provides us with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure:

●	is widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company;

●	is a financial measurement that is used by rating agencies, lenders and other parties to evaluate our credit worthiness; and

●	is used by our management for various purposes, including as a measure of performance and as a basis for strategic planning and forecasting.

Adjusted EBITDA is a supplemental measure of FlexShopper’s performance that is neither required by, nor presented in accordance with, GAAP. Adjusted EBITDA should not be considered as a substitute for GAAP metrics such as operating income/ (loss), net income or any other performance measures derived in accordance with GAAP.

Key performance metrics for the three months ended September 30, 2021 and 2020 were as follows:

	Three months ended September 30,
	2021	2020	$ Change	% Change
Adjusted EBITDA:
Net income	$1,696,023	$289,360	$1,406,663	486.1
Provision for incomes taxes	936,229	-	936,229
Amortization of debt costs	43,067	50,050	(6,983)	(14.0)
Other amortization and depreciation	684,356	593,267	91,089	15.4
Interest expense	1,190,550	901,286	289,264	32.1
Stock compensation	265,407	169,393	96,014	56.7
Product/infrastructure expenses	-	97,390	(97,390)
Adjusted EBITDA	$4,815,632	$2,100,746	$2,714,886	129.2

Key performance metrics for the nine months ended September 30, 2021 and 2020 were as follows:

	Nine months ended September 30,
	2021	2020	$ Change	% Change
Adjusted EBITDA:
Net income	$2,639,454	$78,983	$2,560,471	3,241.8
Provision for income taxes	1,914,473	-	1,914,473
Amortization of debt costs	177,647	234,283	(56,636)	(24.2)
Other amortization and depreciation	2,008,405	1,655,406	352,999	21.3
Interest expense	3,677,367	2,979,800	697,567	23.4
Stock compensation	894,892	793,241	101,651	12.8
Product/infrastructure expenses	10,000	281,830	(271,830)	(96.5)
Warrants compensation – consulting agreement	-	139,480	(139,480)
Gain on debt extinguishment	(1,931,825)	-	(1,931,825)
Adjusted EBITDA	$9,390,413	$6,163,023	$3,227,390	52.4

The Company refers to Adjusted EBITDA in the above table as the Company uses this measure to evaluate operating performance and to make strategic decisions about the Company. Management believes that Adjusted EBITDA provides relevant and useful information which is widely used by analysts, investors and competitors in its industry in assessing performance.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (LTO) basis through its e-commerce marketplace (www.FlexShopper.com) as well as its patented and patent pending systems. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s financial guidance for fiscal year 2019. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate,” or other comparable terms. Examples of forward-looking statements include, among others, statements we make regarding expectations of lease originations during the holiday season, the expansion of our lease-to-own program; expectations concerning our partnerships with retail partners; investments in, and the success of, our underwriting technology and risk analytics platform; our ability to collect payments due from customers; expected future operating results and; expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our limited operating history, limited cash and history of losses; our ability to obtain adequate financing to fund our business operations in the future; the failure to successfully manage and grow our FlexShopper.com e-commerce platform; our ability to maintain compliance with financial covenants under our credit agreement; our dependence on the success of our third-party retail partners and our continued relationships with them; our compliance with various federal, state and local laws and regulations, including those related to consumer protection; the failure to protect the integrity and security of customer and employee information; and the other risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements made in this release speak only as of the date of this release, and FlexShopper assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Contact:

Jeremy Hellman

Vice President

The Equity Group

212-836-9626

jhellman@equityny.com

FlexShopper, Inc.

Investor Relations

ir@flexshopper.com

FlexShopper, Inc.